Exhibit 1.1

IDACORP, INC.

COMMON STOCK, WITHOUT PAR VALUE

EQUITY DISTRIBUTION AGREEMENT

May 15, 2026

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

BTIG, LLC

65 East 55th Street

New York, New York 10022

Nomura Securities International, Inc.

(acting through BTIG, LLC as agent)

309 W 49th St

New York, New York 10019

Bank of America, N.A. One Bryant Park New York, New York 10036 Nomura Global Financial Products, Inc. 309 W 49th Street New York, New York 10019

J.P. Morgan Securities LLC 270 Park Avenue New York, New York 10017	JPMorgan Chase Bank, National Association, New York Branch 270 Park Avenue New York, New York 10179

Mizuho Securities USA LLC 1271 Avenue of the Americas, 3rd Floor New York, New York 10020	Mizuho Markets Americas LLC c/o Mizuho Securities USA LLC 1271 Avenue of the Americas New York, New York 10020

Morgan Stanley & Co. LLC 1585 Broadway, 6th Floor New York, New York 10036	Morgan Stanley & Co. LLC 1585 Broadway, 6th Floor New York, New York 10036

MUFG Securities Americas Inc. 1221 Avenue of the Americas, 6th Floor New York, New York 10020	MUFG Securities EMEA plc Ropemaker Place 25 Ropemaker Street London, EC2Y 9AJ, United Kingdom

Wells Fargo Securities, LLC 500 West 33 Street, 14 Floor New York, New York 10001	Wells Fargo Bank, National Association 500 West 33 Street, 14 Floor New York, New York 10001

In their separate capacities as Managers and/or, if applicable, Forward Sellers	In their capacities as Forward Purchasers

Ladies and Gentlemen:

IDACORP, Inc., an Idaho corporation (the “Company”), proposes from time to time (i) to issue and sell shares (the “Primary Shares”) of the Company’s common stock, without par value (the “Common Stock”), through BofA Securities, Inc., BTIG, LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, MUFG Securities Americas Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC (each a “Manager” and collectively, the “Managers”), acting as sales agents, and (ii) in consultation with the Forward Purchasers (as defined below) and the Managers, to instruct borrowed shares (the “Forward Hedge Shares”, and together with the Primary Shares, the “Shares”) of Common Stock to be sold through the Managers, acting in their capacity as agents for the Forward Purchasers as forward sellers (except with respect to Nomura Global Financial Products, Inc., in which case the relevant forward seller is Nomura Securities International, Inc. (acting through BTIG as agent)) (the “Forward Sellers”) Bank of America, N.A., JPMorgan Chase Bank, National Association, New York Branch, Mizuho Markets Americas LLC (with Mizuho Securities USA LLC acting as agent), MUFG Securities EMEA plc, Morgan Stanley & Co. LLC, Nomura Global Financial Products, Inc., and Wells Fargo Bank, National Association or one or more of their respective affiliates (each a “Forward Purchaser” and collectively, the “Forward Purchasers”) in connection with one or more Confirmations (as defined below), in each case on the terms set forth in this equity distribution agreement (this “Agreement”). The Company, the Managers, the Forward Sellers and the Forward Purchasers understand that the aggregate gross sales price of Shares to be sold pursuant to this Agreement shall not exceed $600,000,000 in the aggregate (the “Maximum Program Amount”). For the avoidance of doubt, with respect to any sale of Forward Hedge Shares by BTIG, LLC, the relevant Forward Purchaser is Nomura Global Financial Products, Inc. and the relevant Forward Seller is Nomura Securities International, Inc. (acting through BTIG, LLC, as agent), and references herein to any “Manager” acting in connection with such sales shall be construed to mean Nomura Securities International, Inc. and BTIG, LLC, acting in such capacities.

The Company may enter into one or more forward stock purchase transactions with the Forward Purchasers as set forth in the applicable Confirmations. In connection therewith, the applicable Forward Purchaser, through the applicable Forward Seller, will effect sales of Forward Hedge Shares on the terms set forth in Section 2 of this Agreement. “Confirmation” means, for each Forward Sale (as defined below), the contract evidencing such Forward Sale between the Company and the applicable Forward Purchaser, which shall be comprised of the Master Confirmation for Forward Sale, dated as of the date hereof, by and between the Company and the applicable Forward Purchaser, including all provisions incorporated by reference therein (the “Master Forward Confirmation”), and the related “Supplemental Confirmation” and “Pricing Report” (each, as defined in the applicable Master Forward Confirmation).

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (File No. 333-285140), including a prospectus, on Form S-3, relating to the securities (the “Shelf Securities”), including the Shares, to be issued from time to time by the Company and/or to be sold through the Managers and the Forward Sellers as forward sellers pursuant to this Agreement. The registration statement as of its most recent effective date, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Shelf Securities and filed as part of the Registration Statement, together with any amendments or supplements thereto as of the most recent effective date of the Registration Statement, is hereinafter referred to as the “Basic Prospectus”. “Prospectus Supplement” means the final prospectus supplement, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second business day after the date hereof, in the form furnished by the Company to the Managers, the Forward Sellers or the Forward Purchasers, as applicable, in connection with the offering of the Shares. Except where the context otherwise requires, “Prospectus” means the Basic Prospectus as supplemented by the Prospectus Supplement. Notwithstanding the foregoing, if any revised basic prospectus, prospectus supplement or prospectus shall be provided to the Managers, the Forward Sellers or the Forward Purchasers, as applicable, by the Company for use in connection with the offering and sale of the Shares which differs from the Basic Prospectus, Prospectus Supplement or Prospectus, as the case may be (whether or not such revised basic prospectus, prospectus supplement or prospectus is required to be filed by the Company pursuant to Rule 424(b) under the Securities Act), the terms “Basic Prospectus,” “Prospectus Supplement” and “Prospectus” shall refer to such revised basic prospectus, prospectus supplement or prospectus, as the case may be, from and after the time it is first provided to the Managers, the Forward Sellers or the Forward Purchasers, as applicable, for such use. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act. “Permitted Free Writing Prospectuses” means the documents listed on Schedule I hereto or otherwise approved in writing by the Managers, the Forward Sellers or the Forward Purchasers, as applicable, in accordance with Section 6(b), and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement”, “Basic Prospectus”, “Prospectus Supplement” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement”, “amendment” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein (the “Incorporated Documents”).

1. Representations and Warranties. The Company represents and warrants to and agrees with the Managers, the Forward Sellers and the Forward Purchasers as follows:

(a) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the Securities Act and for use of automatic shelf registration statements (as defined in Rule 405 under the Securities Act) on Form S-3. The Registration Statement is an automatic shelf registration statement under Rule 405 of the Securities Act and became effective upon filing not earlier than three years prior to the date hereof and the Shares have been and remain eligible for registration by the Company on such automatic shelf registration statement. No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding or examination under Section 8(d) or 8(e) of the Securities Act has been instituted or, to the Company’s knowledge, threatened by the Commission; the Company is not the subject of a pending proceeding under Section 8A of the Securities Act; and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. The Registration Statement meets the requirements set forth in Rule 415(a)(1)(ix) or (x) under the Securities Act.

(b) Status as a Well-Known Seasoned Issuer. (i) At the time of filing of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at each deemed effective date with respect to any Manager pursuant to Rule 430B(f)(2) under the Securities Act (each, a “Deemed Effective Time”), (iv) at the date and time that this Agreement is executed and delivered (with such date being used as the determination date for purposes of this clause (iv)), (v) at each Settlement Date (as defined below), and (vi) as of each time Shares are sold pursuant to this Agreement (each, a “Time of Sale”) the Company was, is and will be a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement, and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(c) Registration Statement, Prospectus, and Disclosure. (i) On the applicable effective date of the Registration Statement and any amendment thereto, at each Deemed Effective Time, as of each Time of Sale, at each Settlement Date and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares (the “Delivery Period”), (A) the Registration Statement, as amended or supplemented, complied, complies and will comply, as applicable, in all material respects with the applicable requirements of the Securities Act and the rules and regulations under the Securities Act, (B) the Basic Prospectus, as amended or supplemented, complied, complies and will comply, as applicable, in all material respects with the applicable requirements of the Securities Act and the rules and regulations under the Securities Act and (C) the Prospectus Supplement and the Prospectus complied, complies and will comply, as applicable, in all material respects with the applicable requirements of the Securities Act and the rules and regulations under the Securities Act; (ii) (x) as of the applicable effective date the Registration Statement and each amendment did not, and (y) as of each Deemed Effective Time, and at each Time of Sale, the Prospectus, as amended and supplemented, and any Permitted Free Writing Prospectus then in use, considered together (collectively, the “General Disclosure Package”), did not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, and in the case of the Prospectus and the General Disclosure Package, in the light of the circumstances under which they were made, not misleading; and (iii) at any Settlement Date, the Prospectus, as amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by the Managers, the Forward Sellers or the Forward Purchasers, as applicable, expressly for use in the Prospectus or in the General Disclosure Package. For purposes of this Agreement, the only information so furnished in the Registration Statement, the Prospectus, the Prospectus Supplement, the General Disclosure Package, any Permitted Free Writing Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or any amendment or supplement thereto, shall be the Managers’ or the Forward Sellers’, as applicable, name on the cover of the Prospectus and the information regarding stabilization activities of the sales agents in the fourth sentence of the second paragraph under “Plan of Distribution” (Conflicts of Interest) in the Prospectus (as applicable, the “Manager Information”).

(d) Incorporated Documents. The Incorporated Documents, at the respective times they were or hereafter are filed with the Commission, conformed or will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Exchange Act and none of such documents contained or will contain at such time an untrue statement of a material fact or omitted or will omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) Free Writing Prospectuses. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Managers, the Forward Sellers or the Forward Purchasers, as applicable, did not, does not and will not include any material information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus. Each broadly available road show, if any, when considered together with the General Disclosure Package, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except for the Permitted Free Writing Prospectuses, if any, and electronic road shows, if any, furnished to and approved by the Managers, the Forward Sellers or the Forward Purchasers, as applicable, in accordance with Section 6(b), the Company has not prepared, used or referred to, and will not, prepare, use or refer to, any free writing prospectus.

(f) Issuer Status. (i) (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Shelf Securities in reliance on the exemption of Rule 163 under the Securities Act, the Company was not an “ineligible issuer” as defined in Rule 405 under the Securities Act; and (ii) (A) at the time of filing of the Registration Statement, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and (C) at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405 under the Securities Act.

(g) Independent Accountants. Deloitte & Touche LLP (the “Company’s Accountants”), which has certified certain financial statements of the Company that are incorporated by reference in the Registration Statement, General Disclosure Package and the Prospectus and who have audited the Company’s internal control over financial reporting are independent registered public accountants as required by the Securities Act and the applicable rules and regulations of the Commission thereunder and the Public Company Accounting Oversight Board.

(h) Financial Statements. The financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its Subsidiaries (as used in this Agreement, the term “Subsidiary” means any person (other than a natural person), at least a majority of the outstanding voting stock of which is owned by the Company, by one or more of its Subsidiaries or by the Company and one or more of its Subsidiaries and the term “Material Subsidiary” means Idaho Power Company, an Idaho corporation) on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, subject to normal year-end adjustments, except as disclosed therein; and the other financial and statistical information and data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and its Subsidiaries. No other financial statements are required to be set forth or to be incorporated by reference in the Registration Statement, General Disclosure Package or the Prospectus under the Securities Act.

(i) No Material Adverse Change in Business. (i) At the respective times the Registration Statement and each amendment thereto became effective, (ii) at each Deemed Effective Time, (iii) as of each Time of Sale, (iv) at each Settlement Date and (v) at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), there has been no material adverse change or any development that could reasonably be expected to result in a material adverse change in the condition (financial or other), earnings, business, properties or prospects of the Company and its Subsidiaries considered as a whole, whether or not arising from transactions in the ordinary course of business (in any such case, a “Material Adverse Effect”), except as otherwise disclosed in the General Disclosure Package and the Prospectus.

(j) Organizational Matters. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Idaho, with corporate power and authority to own or lease its properties and conduct its business in all material respects as described in the General Disclosure Package, Registration Statement and the Prospectus; the Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. The Material Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Idaho.

(k) Capitalization. All of the outstanding Common Stock of the Company is duly authorized and validly issued and fully paid and non-assessable, and when the Primary Shares and any shares of Common Stock to be delivered by the Company to the Forward Purchasers pursuant to any Confirmation (the “Confirmation Shares”) have been issued and delivered against payment therefore as provided in this Agreement or any Confirmation, such shares of Common Stock will have been duly authorized and validly issued and will be fully paid and non-assessable; none of the outstanding shares of Common Stock of the Company was issued in violation of the preemptive or other similar rights of any security holder of the Company. All of the outstanding shares of capital stock of the Material Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(l) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(m) Description of Securities. The Shares conform to the description contained in the General Disclosure Package, Registration Statement and the Prospectus under the caption “Description of Common Stock”.

(n) Absence of Defaults and Conflicts. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Master Forward Confirmations and each Confirmation will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the imposition of a lien or security interest upon any property or assets used in the conduct of the business of the Company or its Material Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or its Material Subsidiary is a party or by which the Company or its Material Subsidiary is bound or to which any of the property or assets of the Company or any of its Subsidiaries are subject, (ii) result in any violation of the provisions of the Restated Articles of Incorporation, as amended, or Bylaws of the Company or the organizational documents of its Material Subsidiary, or (iii) result in any violation of any applicable statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or its Material Subsidiary or any of their respective properties, except in each case for conflicts, breaches, violations, defaults, liens or security interests that would not have a Material Adverse Effect.

(o) Absence of Proceedings. Other than as set forth in the General Disclosure Package, Registration Statement and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is the subject which, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect or could, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement, the Master Forward Confirmations or each Confirmation or the consummation of the transactions contemplated hereby or thereby and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(p) Absence of Further Requirements. No consent, approval, authorization, order, qualification of or registration with any such court or governmental agency or body is required for the performance by the Company of its obligations under this Agreement except such as have or will have been (a) at each Deemed Effective Time, (b) as of each Time of Sale, (c) at each Settlement Date and (d) at all times during which a prospectus is required by the Securities Act to be delivered, obtained under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or state blue sky laws in connection with the sale and distribution of the Shares by any Manager.

(q) Possession of Licenses and Permits. Except as set forth in the General Disclosure Package, Registration Statement and the Prospectus, each of the Company and its Material Subsidiary has such permits, licenses, franchises and authorizations of governmental or regulatory authorities (the “permits”) as are necessary to conduct its business in the manner described in the Prospectus, except where the failure to obtain such permits would not reasonably be expected to have a Material Adverse Effect; and to the best knowledge of the Company after due inquiry, each of the Company and its Material Subsidiary are in compliance with all terms and conditions of any such permit except where the failure to comply with the terms and conditions of such permits would not reasonably be expected to have a Material Adverse Effect.

(r) Absence of Registration Rights. No person or entity has the right, contractual or otherwise, to cause the Company to issue to it, or to register pursuant to the Securities Act, any shares of capital stock or other securities of the Company upon the filing of the Prospectus or the issuance or sale of the Shares hereunder.

(s) Investment Company Act. The Company is not, and after giving effect to the offering and sale of the Shares, the consummation of the transactions contemplated by any Confirmation and the application of the proceeds thereof as described in each of the Registration Statement, the Prospectus and the General Disclosure Package will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

(t) Master Forward Confirmations. Each Master Forward Confirmation has been duly authorized, executed and delivered by the Company and constitutes, and any Supplemental Confirmation will be duly authorized, executed and delivered by the Company and will constitute, a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The description of the Master Forward Confirmations set forth in the Prospectus and the General Disclosure Package is correct in all material respects.

(u) Environmental Laws. Except as set forth in the General Disclosure Package, Registration Statement and the Prospectus, (a) the Company and its Subsidiaries are in compliance with all applicable state and federal environmental laws, except for instances of noncompliance that, individually or in the aggregate, would not have a Material Adverse Effect, and (b) no event or condition has occurred that is reasonably likely to interfere in any material respect with the compliance by the Company and its Subsidiaries with any environmental law or that is reasonably likely to give rise to any liability under any environmental law, in each case that, individually or in the aggregate, would have a Material Adverse Effect.

(v) NYSE. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is currently listed on the New York Stock Exchange (the “Exchange”) under the trading symbol “IDA” and the Primary Shares and the Confirmation Shares have been approved for listing, subject only to official notice of issuance.

(w) Insurance. Each of the Company and its Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent.

(x) Accounting and Disclosure Controls. The Company maintains systems of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act). The Company’s internal control over financial reporting was effective as of December 31, 2025 and the Company is not aware of any material weaknesses in its internal control over financial reporting. Since the date of the latest audited financial statements included or incorporated by reference in the General Disclosure Package, Registration Statement and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that were effective as of March 31, 2026.

(y) Compliance with Sarbanes-Oxley. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act with which any of them is required to comply, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(z) Absence of Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares.

(aa) No Unlawful Payments. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, or employee of the Company or any of its Subsidiaries nor, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or

committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its Subsidiaries have instituted, and maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption law.

(bb) Compliance with Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in all material respects in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable anti-money laundering statutes of all jurisdictions where the Company or any of its Subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(cc) No Conflicts with Sanctions Laws. (i) None of the Company, any of its Subsidiaries, or any director, officer, employee, of the Company or any of its Subsidiaries, nor, to the knowledge of the Company, any agent, affiliate, or representative of the Company or any of its Subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are: (A) the subject of any sanctions administered or enforced by the United States Government (including the U.S. Department of the Treasury’s Office of Foreign Assets Control and the U.S. Department of State), the United Nations Security Council, the European Union, His Majesty’s Treasury, or any other relevant sanctions authority (collectively, “Sanctions”), or (B) located, organized or resident in (i) Russia, Venezuela, or Syria or (ii) a country or territory that is the subject of comprehensive territorial Sanctions (including, without limitation, Crimea, the nongovernment controlled areas of the Kherson and Zaporizhzhia Regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Cuba, Iran, and North Korea); and (ii) the Company and each of its Subsidiaries have not engaged in, are not now engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was, or whose government is or was, the subject of Sanctions. The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (i) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is, or whose government is, the subject of Sanctions; (ii) to fund or facilitate any money laundering or terrorist financing activities; or (iii) in any other manner that would cause or result in a violation of any Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise). Since April 24, 2019, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was subject or the target of Sanctions or with any country or territory that is the subject of comprehensive territorial Sanctions.

(dd) Lending and Other Relationships. Except as disclosed in the General Disclosure Package, the Registration Statement and the Prospectus, (i) neither the Company nor any of its Subsidiaries has any lending or similar relationship with any Manager or any bank or other lending institution affiliated with any Manager and (ii) the Company will not, directly or indirectly, use any of the proceeds from the sale of the Shares by the Company hereunder to reduce or retire the balance of any loan or credit facility extended by any Manager or any of its “affiliates” or “associated persons” (as such terms are used in FINRA Rule 5121) or otherwise direct any such proceeds to any Manager or any of its “affiliates” or “associated persons” (as so defined).

(ee) Offering Materials. Without limitation to any Permitted Free Writing Prospectus, the Company has not distributed and will not distribute, directly or indirectly (other than through the Managers), any “written communication” (as defined in Rule 405) that constitutes an offer to sell or solicitation of an offer to buy the Shares, other than the Prospectus, the Prospectus Supplement, any amendment or supplement to any of the foregoing that are filed with the Commission, and any document not constituting a prospectus under Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act.

(ff) No Restrictions on Dividends. Except as described in or expressly contemplated by the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any instrument or agreement that limits or prohibits or could limit or prohibit, directly or indirectly, the Company from paying any dividends or making other distributions on its capital stock or from repaying any loans or advances from the Company or any other Subsidiary.

(gg) Brokers. The Company has not incurred (directly or indirectly) nor will it incur, directly or indirectly, any liability for any broker’s, finder’s, financial advisor’s or other similar fee, charge or commission in connection with any of the transactions contemplated by this Agreement, each Confirmation or any Supplemental Confirmation, except for commissions in connection with the sale of the Shares to any Manager or Forward Seller pursuant to this Agreement.

(hh) Interactive Data. The interactive data in eXtensible Business Reporting Language included as an exhibit to the Registration Statement or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ii) Cybersecurity. Except as would not reasonably be expected to result in a Material Adverse Effect, (i) the Company is not aware of any security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company or its Subsidiaries information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its Subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its Subsidiaries), equipment or technology (collectively, “IT Systems and Data”), (ii) neither the Company nor its Subsidiaries have been notified of, and each of them have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (iii) the Company and its Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification. The Company and its Subsidiaries have implemented controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards.

(jj) Any certificate signed by any officer of the Company or any of its Subsidiaries (whether signed on behalf of such officer, the Company or such Subsidiary) and delivered to the Managers, the Forward Sellers, the Forward Purchasers or to counsel for the Managers, the Forward Sellers and the Forward Purchasers shall be deemed a representation and warranty by the Company to each Manager, the Forward Sellers and the Forward Purchasers as to the matters covered thereby.

2. Sale of Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, (x) the Company and the Managers agree that the Company may from time to time issue and sell Shares through the applicable Manager, acting as sales agent (any such sale, a “Direct Sale”) or (y) the Company may from time to time, in consultation with the Forward Purchasers and the Forward Sellers, instruct Forward Hedge Shares to be sold through the applicable Manager, acting as a forward seller (any such sale, a “Forward Sale”).

(a) If the Company wishes that a Manager or a Forward Seller, as applicable, sell Shares, then it shall instruct such Manager or such Forward Seller, as applicable, by email (including any price, time or size limits or other customary parameters or conditions) to sell such Shares on any Trading Day (as defined below) using a form substantially similar to that attached hereto as Exhibit A (the “Transaction Confirmation”). Such Transaction Confirmation shall also (i) specify whether such Shares will be sold through the applicable Manager, acting as sales agent in a Direct Sale, or through the applicable Forward Seller in connection with a Forward Sale and (ii) if such Transaction Confirmation specifies that it relates to a Forward Sale, be accompanied by a duly executed Supplemental Confirmation, with terms corresponding to such Forward Sale. If such Manager, Forward Seller or Forward Purchaser, as applicable, wishes to accept the proposed terms included in the Transaction Confirmation and, if applicable, Supplemental Confirmation (which they may decline to do for any reason in their sole discretion) or, following discussion with the Company, wishes to accept amended terms, then such Manager, Forward Seller or Forward Purchaser, as applicable, will issue to the Company a notice by email (or other method mutually agreed to in writing by the parties hereto) setting forth the terms that such Manager or such Forward Seller and Forward Purchaser, as applicable, is willing to accept. Where the terms provided in the Transaction Confirmation and, if applicable, Supplemental Confirmation, are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company, such Manager or such Forward Seller and Forward Purchaser, as applicable, until the Company confirms its acceptance of all of the terms of such Transaction Confirmation, as amended, by email or telephone, with confirmation to be provided promptly thereafter by email (or other method mutually agreed to in writing by the parties hereto), along with, to the extent necessary, a duly executed amended Supplemental Confirmation with terms corresponding to such amended Transaction Confirmation. Notwithstanding the foregoing, the Company and the applicable Manager and/or Forward Seller may elect that, with respect to any Direct Sale or Forward Sale, such Manager and/or Forward Seller shall deliver the applicable Transaction Confirmation and, if applicable, Supplemental Confirmation, to the Company, which may acknowledge and agree to such Transaction Confirmation and, if applicable, Supplemental Confirmation, in writing. No Transaction Confirmation may be delivered if an ex-dividend date or ex-date, as applicable for any dividend or distribution payable by the Company on the Common Stock, is scheduled to occur during the period from, and including, the first scheduled Trading Day of the related Forward Hedge Selling Period (as defined in the Transaction Confirmation) to, and including, the last scheduled Trading Day of such Forward Hedge Selling Period. No selling period for the Shares may overlap in whole or in part with any “Unwind Period” (as defined in the Transaction Confirmation) under any Confirmation. As used herein, “Trading Day” shall mean any trading day on the Exchange, other than a day on which the Exchange is scheduled to close prior to its regular closing time. The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares pursuant to this Agreement shall be effected by or through only one Manager or one Forward Seller, as applicable, on any single day, but in no event by more than one Manager or Forward Seller, and the Company shall in no event request that more than one Manager or Forward Seller, as applicable, sell Shares on the same day.

(b) Subject to the terms and conditions hereof and, with respect to a Forward Sale, the applicable Confirmation, the applicable Manager or Forward Seller shall use its commercially reasonable efforts to execute any Company order submitted to it hereunder to sell Shares with respect to which such Manager has agreed to act as sales agent, if a Direct Sale, or as the Forward Seller, if a Forward Sale, respectively. The Company acknowledges and agrees that (i) there can be no assurance that the Managers or the Forward Sellers, as applicable, will be successful in selling the Shares; (ii) the Managers or the Forward Sellers, as applicable, will incur no liability or obligation to the Company, the Forward Purchasers or any other person or entity if it does not sell Shares for any reason and (iii) the Managers or the Forward Sellers, as applicable, shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement.

(c) The Company shall not authorize the issuance or sale of, and the applicable Manager or Forward Seller shall not sell, any Share at a price lower than the minimum price therefor designated by the Company pursuant to Section 2(a) of this Agreement. In addition, the Company or the applicable Manager or Forward Seller may, upon notice to the other party hereto by telephone (confirmed promptly by email), suspend an offering of the Shares pursuant to this Agreement; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice. Under no circumstances shall the aggregate offering price of Shares sold pursuant to this Agreement exceed the Maximum Program Amount.

(d) The applicable Manager or Forward Seller shall provide written confirmation (which may be by email) to the Company following the close of trading on the Exchange each day in which Shares are sold under this Agreement setting forth (i) the amount of Shares sold on such day, (ii) the price or prices at which such Shares were sold on such day, (iii) the gross offering proceeds received from such sale, (iv) the aggregate Net Proceeds (as defined below) to the Company or the Forward Purchaser, as applicable, and (v) the commission payable by the Company to the applicable Manager or Forward Seller with respect to such sales, which shall be set forth and invoiced in periodic statements from the Manager to the Company, with payment to be made by the Company promptly after its receipt thereof.

(e) At each Time of Sale, Settlement Date and Representation Date (as defined below), the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement. Any obligation of the applicable Manager or Forward Seller to use its commercially reasonable efforts to sell the Shares on behalf of the Company as sales agent or the Forward Seller, as applicable, shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 5 of this Agreement.

(f) Notwithstanding any other provision of this Agreement, the Company, the Managers and the Forward Sellers agree that no sales of Shares shall take place, the Company shall not request the sales of any Shares that would be sold, the Managers and the Forward Sellers shall not be obligated to sell or offer to sell Shares, and the Company shall not request the amendment of any Transaction Confirmation and, if applicable, any Supplemental Confirmation, during (i) the period beginning on the first business day after the end of each calendar quarter through and including the end of the first business day following the date on which the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the applicable fiscal periods to which such report relates or (ii) any other period in which the Company is in possession of material non-public information.

(g) Notwithstanding anything herein to the contrary, in the event that, in the applicable Forward Purchaser’s commercially reasonable judgement, it (or its affiliates) (i) is unable, after using commercially reasonable efforts, to borrow and deliver for sale the full number of Forward Hedge Shares to be borrowed and sold pursuant to this Agreement or (ii) would incur a stock loan cost that is more than the rate set forth in the applicable Supplemental Confirmation, then such Forward Seller shall be required to sell on behalf of the applicable Forward Purchaser (or its affiliate) only the aggregate number of Forward Hedge Shares that such Forward Purchaser (or its affiliate) is able to so borrow below such cost.

3. Fee.

(a) (i) The compensation to the applicable Manager for sales of the Shares with respect to which such Manager acts as sales agent hereunder shall be an amount not to exceed 1.000% of the gross offering proceeds of the Shares sold pursuant to this Agreement and (ii) the compensation payable to the applicable Forward Seller for sales of Forward Hedge Shares shall be an amount, reflected as a reduction to the “Initial Forward Price” payable by the relevant Forward Purchaser under the applicable Confirmation, not to exceed 1.000% of the volume weighted average of the sales prices of all Forward Hedge Shares sold during the applicable period by such Forward Seller, unless the parties otherwise agree. The remaining proceeds shall constitute the net proceeds to the Company or the Forward Purchaser, as applicable, for such sales (the “Net Proceeds”).

4. Payment, Delivery and Other Obligations. Settlement for sales of the Shares pursuant to this Agreement will occur on the first Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made.

(a) On each date of settlement of any Direct Sale (each such day, a “Direct Settlement Date”), the Primary Shares sold through the applicable Manager for settlement on such date shall be issued and delivered by the Company to such Manager against payment by such Manager of the Net Proceeds from the sale of such Primary Shares. Settlement for all such Primary Shares shall be effected by free delivery of the Primary Shares by the Company or its transfer agent to such Manager’s or its designee’s account (provided that the applicable Manager shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company or by such other means of delivery as may be mutually agreed upon by the relevant parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, in return for payment in same day funds delivered to the account designated by the Company. If the Company, or its transfer agent (if applicable), shall default on its obligation to deliver the Primary Shares on any Direct Settlement Date, the Company shall (i) hold the applicable Manager harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay the applicable Manager any commission, discount or other compensation to which it would otherwise be entitled absent such default.

(b) On each date of settlement for any Forward Sale (each such day, a “Forward Settlement Date”), the Forward Hedge Shares shall be delivered by the applicable Forward Purchaser (or its affiliates) to the applicable Forward Seller in book-entry form to such Forward Seller’s account at The Depository Trust Company against payment by such Forward Seller of the Net Proceeds from the sale of such Forward Hedge Shares in same day funds delivered to an account designated by the applicable Forward Purchaser (or its affiliates), or by such other means of delivery as may be mutually agreed upon by the relevant parties hereto. For purposes of this Agreement, references to “Settlement Date” shall include any Direct Settlement Date and any Forward Settlement Date.

5. Conditions to the Managers’ and Forward Sellers’ Obligations. The obligations of the Forward Sellers and the several Managers hereunder are subject to the accuracy of the representations and warranties of the Company contained in this Agreement, or in certificates signed by any officer of the Company or any Subsidiary of the Company (whether signed on behalf of such officer, the Company or such Subsidiary) delivered to the Managers, the Forward Sellers or the Forward Purchasers or counsel for the Managers, the Forward Sellers and the Forward Purchasers to the performance by each of the Company, the Managers, the Forward Sellers and the Forward Purchasers of its covenants and other obligations hereunder, and to the following further conditions:

(a) Since the later of (A) the date of this Agreement and (B) the immediately preceding Representation Date:

(i) there shall not have occurred any downgrading below investment grade (investment grade being Baa3 or higher by Moody’s and BBB- or higher by Standard & Poor’s), nor shall any notice have been given of any intended or potential downgrading below investment grade or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its Subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii) there shall not have been any material adverse change or development that could reasonably be expected to result in a material adverse change in the condition (financial or other), earnings, business, properties or prospects of the Company and its Subsidiaries considered as a whole, whether or not arising from transactions in the ordinary course of business, from the respective dates as of which information is given in the General Disclosure Package, the Registration Statement and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), except as set forth or contemplated by the General Disclosure Package and the Prospectus.

(b) The Managers, the Forward Sellers and the Forward Purchasers shall have received on each date specified in Section 6(m) of this Agreement a certificate, dated such date and signed by the President or the Chief Executive Officer of the Company and the principal financial or accounting officer of the Company, to the effect set forth in Sections 5(a)(i) and 5(a)(ii) of this Agreement and to the effect that (i) the representations and warranties of the Company contained in this Agreement are true and correct as of such date with the same force and effect as though expressly made at and as of such date; (ii) the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to such date under or pursuant to this Agreement; (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Company, threatened; and no notice of objection of the Commission to the use of the form of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received by the Company.

(c) (i) The Managers, the Forward Sellers and the Forward Purchasers shall have received on each date specified in Section 6(n) of this Agreement, an opinion and negative assurance letter of Perkins Coie LLP (the “Company Counsel”), dated such date, in form and substance reasonably satisfactory to the Managers, the Forward Sellers and the Forward Purchasers; and

(ii) The Managers, the Forward Sellers and the Forward Purchasers shall have received on each date specified in Section 6(n) of this Agreement, an opinion of the general counsel for the Company (the “General Counsel”), dated such date, in form and substance reasonably satisfactory to the Managers, the Forward Sellers and the Forward Purchasers.

The opinions of counsel for the Company described in Sections 5(c)(i) and 5(c)(ii) of this Agreement shall be rendered to the Managers, the Forward Sellers and the Forward Purchasers at the request of the Company and shall so state therein.

(d) The Managers, the Forward Sellers and the Forward Purchasers shall have received on each date specified in Section 6(o) of this Agreement, an opinion and negative assurance letter of Sullivan & Cromwell LLP, counsel for the Managers, the Forward Sellers and the Forward Purchasers, dated such date, in form and substance reasonably satisfactory to the Managers, the Forward Sellers and the Forward Purchasers. In rendering their opinions, Sullivan & Cromwell LLP may rely upon the opinion described above of the General Counsel for the Company, as to all matters of Idaho, Montana, Nevada, Oregon, Washington, and Wyoming law.

(e) The Managers, the Forward Sellers and the Forward Purchasers shall have received on each date specified in Section 6(q) of this Agreement, a letter dated such date in form and substance satisfactory to the Managers, from the Company’s Accountants, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement, the Prospectus Supplement, the Prospectus or any issuer free writing prospectus, as amended and supplemented to the date of such letter.

(f) All filings with the Commission required by Rule 424 under the Securities Act to have been filed by the Company by each Time of Sale or related Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)).

(g) The Primary Shares and any Confirmation Shares shall have been approved for listing on the Exchange, subject only to a notice of issuance at or prior to the applicable Settlement Date.

(h) The Common Stock shall be an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(i) Counsel for the Managers, Forward Sellers and the Forward Purchasers shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement, or as the Managers, the Forward Sellers and the Forward Purchasers or counsel for the Managers, the Forward Sellers and the Forward Purchasers may otherwise reasonably request; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Managers, the Forward Sellers and the Forward Purchaser.

6. Covenants of the Company. The Company covenants with the Managers, the Forward Sellers and the Forward Purchasers as follows:

(a) To the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system, to furnish to the Managers, the Forward Sellers and the Forward Purchasers copies of the Registration Statement (excluding exhibits) and copies of the Prospectus (or the Prospectus as amended or supplemented) in such quantities as the Managers, the Forward Sellers or the Forward Purchasers, as the case may be, may from time to time reasonably request, and, in case the Managers or the Forward Sellers is required to deliver, under the Securities Act (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), a prospectus relating to the Shares after the nine-month period referred to in Section 10(a)(3) of the Securities Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Securities Act, upon the request of the Managers, the Forward Sellers or the Forward Purchasers, as the case may be, and at its own expense, the Company shall prepare and deliver to the Managers, the Forward Sellers and the Forward Purchasers as many copies as the Managers, the Forward Sellers or the Forward Purchasers may request of an amended Registration Statement or amended or supplemented prospectus complying with Item 512(a) of Regulation S-K or Section 10(a)(3) of the Securities Act, as the case may be.

(b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to the Managers a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Managers, the Forward Sellers and the Forward Purchasers reasonably object (other than (i) any prospectus supplement relating to the offering of Shelf Securities other than the Common Stock or (ii) by means of an Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or Registration Statement on Form 8-A or any amendments to any of the foregoing filed with the Commission under the Exchange Act and incorporated or deemed incorporated by reference into the Registration Statement or the Prospectus). To furnish to the Managers, the Forward Sellers and the Forward Purchasers a copy of each proposed free writing prospectus relating to the Shares to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Managers, the Forward Sellers and the Forward Purchasers reasonably object. Not to take any action that would result in the Managers, the Forward Sellers or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Managers, the Forward Sellers or the Forward Purchasers that the Managers, the Forward Sellers or the Forward Purchasers otherwise would not have been required to file thereunder.

(c) To file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus Supplement and for the duration of the Delivery Period. For the duration of the Delivery Period, to include in its quarterly reports on Form 10-Q, and in its annual reports on Form 10-K, a summary detailing, for the relevant reporting period, (i) the number of Shares sold through the Managers and the Forward Sellers under this Agreement during such fiscal quarterly period, (ii) the Net Proceeds received by the Company from such sales and (iii) the aggregate compensation deemed paid by the Company with respect to sales of Shares pursuant to this Agreement, together with any other information that the Company reasonably believes is required to comply with the Exchange Act or any rules or regulations thereunder.

(d) To file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Securities Act and to provide copies of the Prospectus and such Prospectus Supplement and each Permitted Free Writing Prospectus (in each case, to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto) to the Managers, the Forward Sellers and the Forward Purchasers via electronic mail in “.pdf” format on such filing date to the respective electronic mail accounts designated by the Managers, the Forward Sellers and the Forward Purchasers and, at the Managers’, the Forward Sellers’ or the Forward Purchasers’ request, to also furnish copies of the Prospectus and such Prospectus Supplement to the Exchange and each other exchange or market on which sales of the Shares were effected, in each case, as may be required by the rules or regulations of the Exchange or such other exchange or market.

(e) During the Delivery Period to advise the applicable Manager, Forward Seller or Forward Purchaser, promptly after it receives notice thereof, of the issuance of any stop order by the Commission, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any order preventing or suspending the use of any prospectus relating to the Shares or suspending any such qualification, to promptly use its best efforts to obtain its withdrawal.

(f) If, after the date hereof and during the Delivery Period, either (i) any event shall occur or condition exist as a result of which the Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file any document in order to comply with the Securities Act or the Exchange Act, to promptly advise the applicable Manager, Forward Seller or Forward Purchaser by telephone (with confirmation in writing or electronic mail) and to promptly prepare and file, subject to Section 6(b) of this Agreement, with the Commission an amendment or supplement to the Registration Statement or the Prospectus which will correct such statement or omission or effect such compliance and, to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system, to furnish to the Managers, the Forward Sellers and the Forward Purchasers as many copies as the Managers, the Forward Sellers and the Forward Purchasers may reasonably request of such amendment or supplement.

(g) To use its reasonable best efforts, in cooperation with the Managers, to qualify the Shares for offering and sale, or to obtain an exemption for the Shares to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Managers, the Forward Purchasers and the Forward Sellers may reasonably designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Shares; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h) To make generally available to the Company’s security holders and to the Managers and the Forward Sellers as soon as practicable an earnings statement covering a period of at least 12 months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(j) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation, printing and filing of the Registration Statement and each amendment thereto (in each case including exhibits) and any costs associated with electronic delivery of any of the foregoing, (ii) the word processing and delivery to the Managers, the Forward Sellers and the Forward Purchasers of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Shares, (iii) the preparation, issuance and delivery of the certificates for the Shares and the issuance and delivery of the Shares to be sold by the Company to the Managers and the Forward Purchasers, including any stock or other transfer taxes and any stamp or other taxes or duties payable in connection with the sale, issuance or delivery of the Shares to the Managers and the Forward Purchasers, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) filing fees incident to the qualification or exemption of the Securities under securities laws in accordance with the provisions of Section 6(g) hereof, (vi) the preparation, printing and delivery to the Managers, the Forward Sellers and the Forward Purchasers of copies of the Registration Statement, any Prospectus Supplement, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, and any costs associated with electronic delivery of any of the foregoing, (vii) the preparation, printing and delivery to the Managers, the Forward Sellers and the Forward Purchasers of copies of a blue sky survey and any Canadian “wrapper” and any supplements thereto and any costs associated with electronic delivery of any of the foregoing, (viii) the fees and expenses of the attorneys-in-fact, the custodian and the transfer agent and registrar for the Shares, (ix) the filing fees incident to the review, if any, by FINRA of the terms of the sale of the Shares, (x) the reasonable and documented fees and disbursements of counsel to the Managers, the Forward Sellers and the Forward Purchasers incurred in connection with the initial documentation of the offering contemplated by this Agreement (including in connection with (a) any review and qualification by FINRA and (b) the qualification or exemption of the Securities under securities laws in accordance with the provisions of Section 6(g) hereof and the preparation of a blue sky survey and any supplements thereto) up to $150,000 in the aggregate, and (xi) the fees and expenses incurred in connection with the listing of the Shares on the NYSE. It is understood, however, that except as provided in this Section 6(j) and Section 8 of this Agreement, the Managers, Forward Sellers and Forward Purchasers will pay all of their costs and expenses, including any advertising expenses connected with any offers such Manager, Forward Seller or Forward Purchaser may make.

(k) If the third anniversary of the initial effective date of the Registration Statement occurs before all the Shares have been sold (the “Renewal Deadline”), prior to such third anniversary, to file, subject to Section 6(b) of this Agreement, a new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue without interruption (references herein to the Registration Statement shall include the new registration statement declared effective by the Commission or which becomes effective automatically). If the Company is no longer eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, file a new registration statement relating to the Shares, and notify the Managers, the Forward Purchasers and the Forward Sellers when such filing has been made and use its reasonable best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. In any such case, the Company will take all other action as is necessary or appropriate to permit the public offering and sale of the Shares to continue from and after the Renewal Deadline as contemplated in the expired registration statement relating to the Shares. References herein to the “Registration Statement” shall include such new registration statement or such new shelf registration statement, as the case may be.

(l) (i) To use its commercially reasonable efforts to cause the Primary Shares and any Confirmation Shares to be listed for trading on the Exchange; (ii) to reserve and keep available at all times, free of pre-emptive rights, Shares and any Confirmation Shares for the purpose of enabling the Company to satisfy its obligations under this Agreement and any Confirmation; and (iii) to engage and maintain, at its expense, a registrar and transfer agent for the Shares and any Confirmation Shares.

(m) Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than a prospectus supplement relating solely to the offering of Shelf Securities other than the Shares), or (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8- K unless reasonably requested by the Managers within 30 days of the filing thereof with the Commission) (such commencement date (and any such recommencement date, if applicable) and each such date referred to in (i) and (ii) above, a “Representation Date”), to furnish or cause to be furnished to the Manager, the Forward Sellers and the Forward Purchasers forthwith a certificate dated and delivered within two Exchange Business Days (as defined below) of such date, in form reasonably satisfactory to the Manager, the Forward Sellers and the Forward Purchasers, to the effect that the statements contained in the certificate referred to in Section 5(b) of this Agreement are true and correct at the time of such commencement, recommencement, amendment, supplement or filing, as the case may be, as though made at and as of such time modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate. As used herein, an “Exchange Business Day” means any day during the term of this Agreement on which Exchange is open for trading and is not scheduled to close prior to its regular weekday closing time.

(n) Within two Exchange Business Days of each Representation Date, Company Counsel shall cause to be furnished to the Managers, the Forward Sellers and the Forward Purchasers, dated as of such date, in form and substance satisfactory to the Managers, the Forward Sellers and the Forward Purchasers, (i) a written opinion of the General Counsel of the Company and (ii) Company Counsel, each as described in Section 5(c) of this Agreement, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(o) Within two Exchange Business Days of each Representation Date, Sullivan and Cromwell LLP, counsel to the Managers, the Forward Sellers and the Forward Purchasers, shall furnish to the Managers, the Forward Sellers and the Forward Purchasers, a written opinion, dated as of such date in form and substance reasonably satisfactory to the Managers, the Forward Sellers and the Forward Purchasers.

(p) With respect to Sections 6(n) and 6(o) of this Agreement, in lieu of delivering such an opinion for dates subsequent to the commencement of the offering of the Shares under this Agreement such counsel may furnish the Managers, the Forward Sellers and the Forward Purchasers with a letter (a “Reliance Letter”) to the effect that the Managers, the Forward Sellers and the Forward Purchasers may rely on a prior opinion delivered under Section 6(n) or Section 6(o) of this Agreement, as the case may be, to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such subsequent date).

(q) Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and within two Exchange Business Days of each Representation Date, the Company’s Auditors, shall deliver to the Managers, the Forward Sellers and the Forward Purchasers the comfort letter(s) described in Section 5(e) of this Agreement.

(r) The obligations of any party contained in Sections 6(m), 6(n), 6(o), and 6(q) may be satisfied by delivery on an alternative date, which certificates, opinions, and letters may be dated as of such alternative date; provided, that such alternative date is mutually agreed upon in writing (e-mail being sufficient) by the Company and the Managers, the Forward Sellers and the Forward Purchasers, if applicable; and provided further, that none of the Managers or the Forward Sellers shall be obligated to sell Shares pursuant to any Transaction Confirmation or Supplemental Transaction Confirmation until such certificates, opinions, and letters set forth in Sections 6(m), 6(n), 6(o), and 6(q) are delivered.

(s) The obligation to deliver or cause to be delivered the documents referred to in Sections 6(m), 6(n), 6(o), and 6(q) shall be waived for any Representation Date occurring at a time at which no Transaction Confirmation by the Company to any Manager or Forward Seller, as applicable, to sell Shares under this Agreement is in effect, which waiver shall continue until the earlier to occur of the date the Company delivers a Transaction Confirmation to any Manager to sell Shares pursuant to Section 2 hereof (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date for which no such waiver is made; provided, that the Company will provide written notice (e-mail being sufficient) at least three (3) business days prior to the Managers and the Forward Sellers of its intention to deliver a Transaction Confirmation while such waiver is in place; provided further, however, that the Company may elect, in its sole discretion, to deliver or cause to be delivered the documents referred to in Sections 6(m), 6(n), 6(o), and 6(q) and thereby satisfy its obligations hereunder, notwithstanding the fact that no Transaction Confirmation by the Company to the Managers or Forward Seller, as applicable, to sell Shares under this Agreement is in effect. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Representation Date when the Company relied on such waiver and did not deliver or cause to be delivered the documents referred to in Sections 6(m), 6(n), 6(o), and 6(q), then before the Company delivers a Transaction Confirmation pursuant to Section 2 or any Manager or Forward Seller, as applicable, sells any Shares, the Company shall deliver or cause to be delivered documents of the same tenor as those referred to in Sections 5(b), 5(c), 5(d), and 5(e) of this Agreement.

(t) To promptly reply to due diligence inquiries from the Managers, the Forward Sellers or the Forward Purchasers and their respective representatives, including, without limitation, furnishing requested materials and making senior management and representatives of the Company’s registered independent accounting firm available for due diligence conference calls, upon the reasonable request of the Managers, the Forward Sellers or the Forward Purchasers.

(u) That it consents to the Managers or the Forward Sellers trading in the Common Stock for the Managers’ or the Forward Sellers’ own account and for the account of their respective clients at the same time as sales of the Shares occur pursuant to this Agreement.

(v) That each acceptance by the Company of an offer to purchase the Shares hereunder shall be deemed to be an affirmation to the Managers or the Forward Sellers and the Forward Purchasers, as applicable, that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Time of Sale and the Settlement Date for the Shares relating to such acceptance as though made at and as of each of such dates (except that (i) such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares and (ii) to the extent that such representations and warranties speak as of another date, such representations and warranties shall be true and correct as of such other date).

(w) Prior to instructing the applicable Manager or Forward Seller pursuant to Section 2 of this Agreement to make sales on any given day (or as otherwise agreed between the Company and such Manager or the Forward Seller), an authorized officer of the Company shall have approved the minimum price and maximum number of Shares to be sold on such day which minimum price shall not be less than the minimum consideration determined pursuant to the formula approved by the Board of Directors.

(x) Not to, or publicly disclose an intention to, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of the Common Stock or securities convertible into or exchangeable or exercisable for the Common Stock or warrants or other rights to purchase the Common Stock or any other securities of the Company that are substantially similar to the Common Stock or permit the registration under the Securities Act of any shares of the Common Stock, except for (i) the registration of the Shares and the sales through the Managers or the Forward Sellers pursuant to this Agreement, (ii) any Confirmation Shares, (iii) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (iv) the registration of shares of Common Stock on Form S-8 or any shares of Common Stock or stock units issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company, including shares of Common Stock issued upon exercise of such options or pursuant to any non-employee director stock plan, dividend reinvestment plan or stock purchase plan of the Company, (v) the filing of a “universal” shelf registration statement with respect to the Company’s debt or Common Stock for the purpose of increasing the capacity under or replacing the Company’s then existing “universal” shelf registration statement, and (vi) shares of Common stock issued and delivered under those certain Forward Sale Agreements between IDACORP, Inc. and each of JPMorgan Chase Bank, National Association, New York Branch, Morgan Stanley & Co. LLC, and Wells Fargo Bank, National Association, each dated as of May 8, 2025 and those certain Additional Forward Sale Agreements between IDACORP, Inc. and each of JPMorgan Chase Bank, National Association, New York Branch, Morgan Stanley & Co. LLC, and Wells Fargo Bank, National Association, each dated as of May 9, 2025, during the Delivery Period, without (A) giving the Managers or the Forward Sellers at least three business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (B) the Managers or the Forward Sellers suspending activity under this program for such period of time as requested by the Company.

7. Covenants of the Managers and the Forward Sellers. The Managers and the Forward Sellers covenant with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of the Managers or the Forward Sellers that otherwise would not be required to be filed by the Company thereunder, but for the action of the Managers or the Forward Sellers.

8. Indemnity and Contribution. The Company agrees to indemnify and hold harmless the Managers, the Forward Sellers and the Forward Purchasers, their respective directors, officers, employees, partners, members, agents and affiliates, and each person, if any, who controls the Managers, the Forward Sellers or the Forward Purchasers within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act against (i) any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in the Registration Statement, the Prospectus, the Prospectus Supplement, the General Disclosure Package, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided, that (subject to Section 8(d) hereof) any such settlement is effected with the written consent of the Company; and against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing for or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or clause (ii) above, provided, however, that clauses (i) through (ii) above shall not apply insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon the Manager Information.

(a) Each of the Managers, the Forward Sellers and the Forward Purchasers agrees to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Manager, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions based upon the Manager Information.

(b) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) of this Agreement, such person (the “indemnified party”) shall give notice as promptly as reasonably practicable to each person against whom such indemnity may be sought (the “indemnifying party”) in writing (but failure to so notify an indemnifying party as provided in this Section 8(b) shall not relieve such indemnifying party from any liability hereunder). Counsel to the indemnified parties shall be selected as follows: counsel to the Managers and the other indemnified parties referred to in 8(a) shall be selected by the Managers and counsel to the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Managers and the other indemnified parties referred to in Section 8(a) above and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(c) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 8, then such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Sections 8(a) or 8(b) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) of this Agreement is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the each of Company, the Managers, the Forward Sellers and the Forward Purchasers from the offering of the Shares or (ii) if the allocation provided by Section 8(d)(i) of this Agreement is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 8(d)(i) of this Agreement but also the relative fault of each of the Company, the Managers, the Forward Sellers and the Forward Purchasers in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by each of the Company, the Managers, the Forward Sellers and the Forward Purchasers in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as (i) in the case of the Company, (x) the net proceeds from the offering of the Primary Shares (before deducting expenses, if applicable) received by the Company, or (y) with respect to a Forward Sale, the proceeds that would be received by the Company upon physical settlement of each applicable Confirmation assuming that the aggregate amount payable by the Forward Purchasers under such Confirmation is equal to the aggregate amount of the net proceeds realized upon the sale of the Forward Hedge Shares with respect to such Forward Sale, (ii) in the case of the Managers, the total commissions received by the Managers in respect of the Primary Shares, (iii) in the case of the Forward Seller, the total commissions received by the Forward Sellers in respect of the Forward Hedge Shares, and (iv) in the case of the Forward Purchasers, the Spread (as defined in the applicable Confirmation and net of any related stock borrow costs or other costs or expenses actually incurred) retained by the Forward Purchasers under such Confirmation; provided, however, (i) that no Manager or Forward Seller shall be required to contribute any amount in excess of the amount by which the commissions with respect to the offering of Shares received by it under this Agreement exceed the amount of any damages that such Manager or Forward Seller has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) that no Forward Purchaser shall in any event be required to contribute any amount in excess of the amount by which the accumulated value of the net Spread (as defined in the related Confirmation) for all Confirmations entered into pursuant to this Agreement exceeds the amount of any damages such Forward Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The relative fault of each of the Company, the Managers, the Forward Sellers and the Forward Purchasers shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each such party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Each of the Company, the Managers, the Forward Sellers and the Forward Purchasers agrees that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Managers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d) of this Agreement. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, the Managers, the Forward Sellers and the Forward Purchasers shall not be required to contribute any amount in excess of (i) the total compensation received by the Managers in connection with the sale of Shares on behalf of the Company, (ii) the total compensation received by the Forward Sellers in connection with the sale of Shares on behalf of the Forward Purchasers and (iii) the Spread (as defined in the applicable Confirmation and net of any related stock borrow costs or other costs or expenses actually incurred) retained by the Forward Purchasers pursuant to the relevant Confirmation(s). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Managers, the Forward Sellers, the Forward Purchasers, any person controlling the Managers, the Forward Sellers or the Forward Purchasers or any affiliate of the Managers, the Forward Sellers or the Forward Purchasers or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

10. Termination.

(a) The Company shall have the right, by giving prior written notice to the other parties hereto, to terminate this Agreement with respect to one or more or all of the Managers, Forward Sellers or Forward Purchasers in its sole discretion at any time, and, if not terminated in its entirety, this Agreement shall otherwise continue in full force and effect with respect to any Managers, Forward Sellers and Forward Purchasers not so terminated.

(b) Each Manager, Forward Seller and Forward Purchaser shall have the right, by giving prior written notice to the other parties hereto, to terminate this Agreement solely with respect to its own rights and obligations hereunder, in its sole discretion at any time. For the avoidance of doubt, in the event of any termination of this Agreement by a Manager, Forward Seller or Forward Purchaser, this Agreement will still remain in full force and effect with respect to the Company and the non-terminating Managers, the non-terminating Forward Sellers and the non-terminating Forward Purchasers.

(c) Any such termination shall be without liability of any party to any other party, except that (i) with respect to any pending Direct Sale or Forward Sale through the applicable Manager or Forward Seller, respectively, the obligations of the Company, including, but not limited to, its obligations under Section 4 of this Agreement, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Section 1 and Section 8 of this Agreement shall remain in full force and effect notwithstanding such termination.

(d) Unless earlier terminated pursuant to this Section 10, this Agreement shall automatically terminate on the date that the aggregate offering price of the Shares sold pursuant to this Agreement equals the Maximum Program Amount.

(e) This Agreement shall remain in full force and effect until and unless terminated pursuant to Section 10(a), Section 10(b) or Section 10(d) of this Agreement or otherwise by mutual agreement of the parties; provided, that any such termination by mutual agreement or pursuant to this clause (e) shall in all cases be deemed to provide that Section 1 and Section 8 of this Agreement shall remain in full force and effect.

(f) Subject to Section 10(d), any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, that such termination shall not be effective until the close of business on the date of receipt of such notice by the applicable Manager, Forward Seller or Forward Purchaser or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 4 of this Agreement.

(g) The Company, each of BofA Securities, Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., and Wells Fargo Securities, LLC, as agents and/or forward sellers, as the case may be (the “Prior Managers”), and each of Bank of America, N.A., JPMorgan Chase Bank, National Association, New York Branch, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, MUFG Securities EMEA plc, and Wells Fargo Bank, National Association, as forward purchasers (the “Prior Forward Purchasers”) each acknowledge the termination pursuant to Section 10(e) of the prior equity distribution agreement, dated May 20, 2024, as amended (the “Prior Equity Distribution Agreement”), by and among the Company, the Prior Managers and the Prior Forward Purchasers (provided that the provisions listed in Sections 1 and 8 of the Prior Equity Distribution Agreement shall remain in effect).

11. Entire Agreement.

(a) This Agreement represents the entire agreement among the Company, the Managers, the Forward Sellers and the Forward Purchasers with respect to the preparation of any Registration Statement, Prospectus Supplement or the Prospectus, the conduct of the offering and the sale and distribution of the Shares.

(b) The Company acknowledges that in connection with the offering of the Shares: (i) the Managers, the Forward Sellers and the Forward Purchasers have acted and will act at arm’s length and neither is an agent of, or owes any fiduciary duties to, the Company or any other person, (ii) the Managers, the Forward Sellers and the Forward Purchasers owe the Company only those duties and obligations set forth in this Agreement, any Confirmations and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) none of the activities of the Managers, the Forward Sellers or the Forward Purchasers in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Managers, the Forward Sellers or the Forward Purchasers with respect to any entity or natural person, and (iv) the Managers, the Forward Sellers and the Forward Purchasers may each have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Managers, the Forward Sellers or the Forward Purchasers arising from an alleged breach of fiduciary duty in connection with the sale and distribution of the Shares.

12. Trial by Jury. Each of the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), and the Managers, Forward Sellers and Forward Purchasers hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

13. Consent to Jurisdiction; Waiver of Immunity. Each of the Company and the Managers, Forward Sellers and Forward Purchasers hereby submit to the non-exclusive jurisdiction of any U.S. federal or state court located in the Borough of Manhattan, the City and County of New York in any action, suit or proceeding arising out of or relating to or based upon this Agreement or any of the transactions contemplated hereby, and irrevocably and unconditionally waives any objection to the laying of venue of any such action, suit or proceeding in any such court and agrees not to plead or claim in any such court that any such action, suit or proceeding has been brought in an inconvenient forum.

14. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, email, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

15. Applicable Law. This Agreement and any claims, controversy or dispute relating to or arising out of this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

16. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

17. Notices. All notices and other communications hereunder shall be in writing, shall be effective only upon receipt and shall be mailed, delivered by hand or overnight courier, or transmitted by fax or other electronic means (with the receipt of such fax or other electronic communications to be confirmed by telephone).

Notices to the Managers and Forward Sellers shall be directed to:

BofA Securities, Inc., One Bryant Park, New York, New York 10036, Attention: ATM Execution Team, email: dg.atm_execution@bofa.com, Facsimile: (646) 855-3073

BTIG, LLC, 65 East 55th Street, New York, NY 10022, Attention: Equity Capital Markets, Email: BTIGUSATMTrading@btig.com, or BTIG, LLC, 350 Bush Street, San Francisco, CA 94104, Attention Equity Capital Markets, Email: BTIGUSATMTrading@btig.com, Attention: Carrie Taylor, Email: ctaylor@btig.com

In either case, with a copy (which shall not constitute notice) to: BTIG, LLC, 350 Bush Street, San Francisco, CA 94104, Attention: General Counsel and Chief Compliance Officer, Email: BTIGcompliance@btig.com, IBLegal@btig.com

J.P. Morgan Securities LLC, 270 Park Avenue, New York, New York 10017, Attention: Sanjeet Dewal, Facsimile: (212) 622-8783, Email: sanjeet.s.dewal@jpmorgan.com

Mizuho Securities USA LLC, 1271 Avenue of the Americas, 3rd Floor, New York, New York 10020, Attention: Equity Capital Markets, Email: us-ecm@mizuhogroup.com

MUFG Securities Americas Inc., 1221 Avenue of the Americas, 6th Floor, New York, New York 10020, Attention: Capital Markets; fax: (646) 434-3455; Email: FLOEStransactions@us.sc.mufg.jp and ECM@us.sc.mufg.jp

Morgan Stanley & Co. LLC, 1585 Broadway, 6th Floor, New York, New York 10036, Attention: Joel Carter, Scott Finz, Mauricio Dominguez, with a copy to the Legal Department, Email: equitysolutions_notices@morganstanley.com; Mauricio.Dominguez@morganstanley.com; Anthony.Cicia@morganstanley.com; Eric.D.Wang@morganstanley.com

Nomura Securities International, Inc., 309 West 49th Street, New York, NY 10019, Attention: Structured Equity Solutions, Email: atmexecution@nomura.com

With a copy (which shall not constitute notice) to: Nomura Securities International, Inc., 309 West 49th Street, New York, NY 10019, Attention: Equities Legal, Email: Dan.Rosenbaum@nomura.com, and to: BTIG, LLC, as agent of the Forward Seller, at the Notice addresses for BTIG, LLC provided above

Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, Attention: Special Equities Group, email: WellsFargoSpecialEquitiesTrading@wellsfargo.com

With copies (which shall not constitute notice) to: (i) Sullivan & Cromwell LLP, 1888 Century Park East, Los Angeles, California 90067-1725, Attn: Patrick S. Brown, Email: BrownP@sullcrom.com and (ii)

Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY 10017, Attn: Jonathan Lindabury, Email: Jonathan.Lindabury@stblaw.com

Notices to the Forward Purchasers shall be directed to:

Bank of America, N.A., One Bryant Park, 8th Fl., New York, NY 10036, Attention: Strategic Equity Solutions Group, Telephone: 646-855-6770, Email: dg.issuer_derivatives_notices@bofa.com

JPMorgan Chase Bank, National Association, New York Branch, 270 Park Avenue, New York, New York 10179, Attention: EDG Marketing Support, E-mail: edg_notices@jpmorgan.com and edg_ny_corporate_sales_support@jpmorgan.com, with a copy to: Attention: Sanjeet Dewal, E-mail: sanjeet.s.dewal@jpmorgan.com

Mizuho Markets Americas LLC, c/o Mizuho Securities USA LLC, 1271 Avenue of the Americas, New York, New York 10020, Attention: US Equity Derivatives Notices, Email: Derivs-EQNoticesUS@mizuhogroup.com

MUFG Securities EMEA plc, Ropemaker Place, 25 Ropemaker Street, London EC27 9AJ, United Kingdom, Attention: Derivative Confirmations (fax: +44 (0) 20 7577 2898/2875); Email: docsconfirms@int.sc.mufg.jp, with a copy to: ECM@us.sc.mufg.jp

Morgan Stanley & Co. LLC, 1585 Broadway, 6th Floor, New York, New York 10036, Attention: Joel Carter, Scott Finz, with a copy to the Legal Department, Email: equitysolutions_notices@morganstanley.com; Anthony.Cicia@morganstanley.com; Eric.D.Wang@morganstanley.com

Nomura Global Financial Products, Inc., 309 West 49th Street, New York, New York 10019, Attention: Structured Equity Solutions, Email: atmexecution@nomura.com, with a copy to: Attention: Equities Legal, Email: Dan.Rosenbaum@nomura.com

Wells Fargo Bank, National Association, 500 West 33 Street, New York, New York 10001, Attention: Corporate Equity Derivatives:, Email: corporatederivativenotifications@wellsfargo.com

With a copy (which shall not constitute notice) to: Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY 10017, Attn: Jonathan Lindabury, Email: Jonathan.Lindabury@stblaw.com

Notices to the Company shall be directed to:

IDACORP, Inc., 1221 West Idaho Street, Boise, Idaho 83702, Attention: General Counsel, with a copy (which shall not constitute notice) to: Perkins Coie LLP, 1301 2nd Avenue, Suite 4200, Seattle, Washington 98001, Attn: Andrew Moore, Email: AMoore@perkinscoie.com and Christopher Wassman, Email: CWassman@perkinscoie.com

18. No Assignment; Parties. This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by the Company, the Managers, Forward Sellers or the Forward Purchasers; provided, however, that if any Forward Purchaser assigns, transfers or sets over its rights, title and interest, powers, privileges and remedies pursuant to Section 20 of the applicable Master Forward Confirmation, such Forward Purchaser may assign its rights and obligations under this Agreement to such successor Forward Purchaser; provided, further, that this Agreement and the rights, duties and obligations hereunder may be assigned by each Manager, Forward Seller and Forward Purchaser without the consent of any of the other Managers, Forward Sellers or Forward Purchasers to an affiliate thereof or to a successor-in-interest following a change of control. The Company shall have no obligation to release such Forward Purchaser from its obligations to the Company upon any such assignment or transfer, nor shall any such assignment or transfer relieve or otherwise discharge such Forward Purchaser from its obligations to the Company. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and, to the extent provided in Section 8, the controlling persons, officers, directors, employees and agents and affiliates referred to in Section 8. This Agreement is not intended to confer any rights or benefits on any persons other than as set forth in Section 8 or elsewhere in this Agreement.

19. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that a Manager, Forward Seller or Forward Purchaser that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Manager, Forward Seller or Forward Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that a Manager, Forward Seller or Forward Purchaser that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Manager, Forward Seller or Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Manager, Forward Seller or Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 19:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd- Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature page follows]

Very truly yours,

IDACORP, INC.

By	/s/ Brian R. Buckham
	Name:	Brian R. Buckham
	Title:	Executive Vice President, Chief Financial Officer, and Treasurer

[Signature Page to Equity Distribution Agreement]

Accepted as of the date first written above

BofA Securities, Inc., as Manager and Forward Seller			MUFG Securities Americas Inc., as Manager and Forward Seller

By	/s/ John Lau		By	/s/ Geoffrey Paul
	Name:	John Lau		Name:	Geoffrey Paul
	Title:	Managing Director		Title:	Managing Director

BTIG, LLC as Manager			Morgan Stanley & Co. LLC, as Manager and Forward Seller

By	/s/ Michael Passaro		By	/s/ Daniel J.F. McCullough
	Name:	Michael Passaro		Name:	Daniel J.F. McCullough
	Title:	Head of Capital Markets		Title:	Executive Director

J.P. Morgan Securities LLC, as Manager and Forward Seller			Nomura Securities International, Inc., as Forward Seller

By	/s/ Preston Ryman		By	/s/ Jeffrey Petillo
	Name:	Preston Ryman		Name:	Jeffrey Petillo
	Title:	Vice President		Title:	Authorized Representative

Mizuho Securities USA LLC, as Manager and Forward Seller			Wells Fargo Securities, LLC, as Manager and Forward Seller

By	/s/ James Watts		By	/s/ Michael Tiedemann
	Name:	James Watts		Name:	Michael Tiedemann
	Title:	Managing Director		Title:	Managing Director

[Signature Page to Equity Distribution Agreement]

Accepted as of the date first written above.

Bank of America, N.A., as Forward Purchaser			Morgan Stanley & Co. LLC, as Forward Purchaser

By	/s/ Jake Mendelsohn		By	/s/ Ellen Weinstein
	Name:	Jake Mendelsohn		Name:	Ellen Weinstein
	Title:	Managing Director		Title:	Managing Director

JPMorgan Chase Bank, National Association, New York Branch, as Forward Purchaser			Nomura Global Financial Products, Inc., as Forward Purchaser

By	/s/ Preston Ryman		By	/s/ Jeffrey Petillo
	Name:	Preston Ryman		Name:	Jeffrey Petillo
	Title:	Vice President		Title:	Authorized Representative

Mizuho Markets Americas LLC, as Forward Purchaser			Wells Fargo Bank, National Association, as Forward Purchaser

By	/s/ Matthew Chiavaroli		By	/s/ Christine Roemer
	Name:	Matthew Chiavaroli		Name:	Christine Roemer
	Title:	Managing Director		Title:	Managing Director

MUFG Securities EMEA plc, as Forward Purchaser

By	/s/ Catherine Lucas
	Name:	Catherine Lucas
	Title:	Authorised Signatory

[Signature Page to Equity Distribution Agreement]

SCHEDULE I

Permitted Free Writing Prospectuses

None

Exhibit A

[[•] Letterhead]

       , 20[•]

[   ]

[     ]

Attention:

VIA ELECTRONIC MAIL

TRANSACTION CONFIRMATION

Ladies and Gentlemen:

This Transaction Confirmation sets forth the terms of the agreement of [•] ([in its capacity as agent for the Company in connection with any Direct Sale of Primary Shares thereunder, the “Manager,”] [and] [in its capacity as agent for the Forward Purchaser in connection with any Forward Sale of Forward Hedge Shares thereunder, the “Forward Seller]”); [and [•] (as purchaser under any Forward Sale, the “Forward Purchaser”)] with IDACORP, Inc. (the “Company”) relating to the sale of shares of the Company’s common stock, without par value, having an aggregate gross sales price of up to $600,000,000 pursuant to the Equity Distribution Agreement among the Company, the Forward Purchaser and the Manager, dated May 15, 2026 (the “Agreement”). Unless otherwise defined below, capitalized terms defined in the Agreement shall have the same meanings when used herein.

This Transaction Confirmation relates to [a Direct Sale] [a Forward Sale].

By indicating in writing the Company’s acceptance of this Transaction Confirmation (an “Acceptance”), the Company shall have agreed with the Manager or the Forward Seller, as applicable, to engage in the following transaction:

[Number of Shares to be sold][Aggregate Gross Price of Shares to be sold]:

Minimum price at which Shares may be sold:

Date(s) on which Shares may be sold:

Compensation to Manager or Forward Seller, as applicable (if different than the Agreement):

[To Add Other Applicable Terms for Forward Sale]

The transaction set forth in this Transaction Confirmation will not be binding on the Company or the Manager or the Forward Seller, as applicable, unless and until (i) in the case of a Direct Sale, the Company delivers its Acceptance or (ii) in the case of a Forward Sale, the Company delivers its Acceptance and a duly executed Supplemental Confirmation; provided, however, that, in either case, neither the Company nor the Manager or the Forward Seller, as applicable, will be bound by the terms of this Transaction Confirmation unless the Company delivers its Acceptance by [•] a.m./p.m. (New York time) on [the date hereof , 20[•]].

The transaction, if it becomes binding on the parties, shall be subject to all of the representations, warranties, covenants and other terms and conditions of the Agreement, except to the extent amended or modified hereby, all of which are expressly incorporated herein by reference. Each of the representations and warranties set forth in the Agreement shall be deemed to have been made at and as of every Time of Sale, every Settlement Date and every Representation Date.

If the foregoing conforms to your understanding of our agreement, please so indicate your Acceptance in writing.

[Note: The Company’s Acceptance may also be evidenced by a separate written acceptance referencing this Transaction Confirmation and delivered in accordance with the Agreement]